AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment No.1"), dated as of March 21, 2006, by and among Scottish Power plc, a Scottish public limited company registered under the laws of Scotland (the "Seller Parent"), PacifiCorp Holdings, Inc., a Delaware corporation (the "Seller"), and MidAmerican Energy Holdings Company, an Iowa corporation (the "Buyer").

     WHEREAS, the Parent, the Seller and the Buyer entered into that certain Stock Purchase Agreement, dated May 23, 2005 (the "Agreement"); and

     WHEREAS, pursuant to Section 7.3 of the Agreement, the parties now desire to amend the Agreement as provided herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms that are not defined in this Amendment No. 1 have the respective meanings set forth in the Agreement.

     2. Amendments to Agreement. The Agreement is hereby amended as follows:

        2.1 Amendment to Section 4.1(d)(i)(A). Paragraph (A) of clause (i) of subsection (d) of Section 4.1 is deleted in its entirety and replaced with the following:

            (A) that the Company may continue the declaration and payment of
        (x) regular and required cash dividends on the Company Preferred Stock, with usual record and payment dates for such dividends in accordance with past dividend practice, and (y) cash dividends on the Shares at the rate of $50,831,632.57 in the aggregate for the fiscal quarter ending June 30, 2005, $52,742,782.94 in the aggregate for the fiscal quarter ending September 30, 2005, $54,634,395.50 in the aggregate for the fiscal quarter ending December 31, 2005, and $56,590,256.07 in the aggregate for the fiscal quarter ending March 31, 2006; and at the rate of $60.575 million in aggregate per fiscal quarter in the Company's fiscal year ending March 31, 2007, each such dividend not to be paid before the last day of the applicable fiscal quarter; provided, that (1) if the Closing occurs before the last day of a fiscal quarter, the Company may pay a dividend to the Seller in respect of such quarter equal to the product of the applicable dividend amount for such quarter and the Pro-Ration Fraction in respect of such quarter, and (2) the dividend otherwise payable pursuant to this Section 4.1(d)(i)(A)(y) for the fiscal quarter ending March 31, 2006, shall be further reduced by $32.9 million; and

        2.2 Amendment to Section 5.3. Section 5.3 of the Agreement is amended by deleting the last two sentences of such Section.


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        2.3 Amendment to Section 5.14. Section 5.14 of the Agreement is hereby deleted in its entirety and replaced with the following:

     SECTION 5.14. Intercompany Items. (a) Subject to Section 5.14(b), on the Closing Date, the Seller Parent shall pay and cause its Subsidiaries (other than the Company or its Subsidiaries) to pay to the Company and its Subsidiaries an amount in cash equal to all liabilities that the Seller Parent or such Subsidiaries have to the Company or its Subsidiaries as the same would be reflected as an asset on a consolidated balance sheet of the Company as of the Closing Date prepared in acceptance with U.S. generally accepted accounting principles consistently applied. Subject to Section 5.14(b), on the Closing Date, the Seller Parent shall cause the Company and its Subsidiaries to pay to the Seller Parent and its Subsidiaries (other than the Company and its Subsidiaries) an amount in cash equal to all liabilities that the Company and its Subsidiaries have to the Seller Parent or such Subsidiaries as the same would be reflected as a liability on a consolidated balance sheet of the Company as of the Closing Date prepared in accordance with U.S. generally accepted accounting principles consistently applied.

     (b) Notwithstanding anything to the contrary contained in Section 5.14(a), the parties agree that outstanding tax items that have not been finally determined as of the Closing will be governed by the Amended Tax Allocation Agreement, dated as of April 1, 2004 (the "TAA"), and appropriate payments will be made under the TAA, or if applicable, this Agreement, as amended, if and when the amount of such items has been finally determined by the appropriate taxing authority or by the mutual written agreement of the Seller and the Company entered into after the Closing Date, and that neither the Seller Parent nor the Seller will, nor will they permit any of their Subsidiaries to, elect to reattribute to the Seller or any of the Seller Parent's other Subsidiaries any net operating loss carryovers or capital loss carryovers of the Company or any of its Subsidiaries.

        2.4 Amendment to Section 6.1(d). The first paragraph of subsection (d) of Section 6.1 of the Agreement is deleted in its entirety and replaced with the following:

               (d) Governmental and Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority (including, but not limited to, consents, approvals and actions under the HSR Act and the approval by FERC pursuant to Section 203 of the Power Act, the SEC under the 1935 Act, the applicable state public utility commissions, the NRC and the
        FCC) required of the Buyer, the Seller Parent, the Seller, the Company or any of their Subsidiaries to consummate the Share Purchase and the other matters contemplated hereby shall have been made or obtained (as the case may be) and become Final Orders.

        2.5 Amendment to Section 8.1. Section 8.1 of the Agreement is deleted in its entirety and replaced with the following:

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               SECTION 8.1. Survival. Subject to Section 8.2(c)(iii), the
        respective representations, warranties and covenants (with the exception of the representations, warranties and covenants described in the provisos to this Section 8.1) of the parties hereto contained herein or in any certificates or other documents delivered pursuant to this Agreement (with the exception of such portion of such certificate or other document pertaining to the representations, warranties and covenants described in the provisos to this Section 8.1) at the Closing shall not survive the Closing; provided, however, that:

               (a) The representations, warranties and covenants contained in
        Article I (Sale and Purchase), subsection (a)(i), the last paragraph of subsection (a) (except that for purposes of this Article VIII, the words "Common Stock" shall be substituted for the words "capital stock" each place they appear in such paragraph) and subsection (e) (except that for purposes of this Article VIII, the words "for the election of directors" shall be substituted for the words "on any matters on which Company shareholders may vote" where they appear in such subsection
        (e)) of Section 2.2 (Capital Stock) (updated for issuances of Common Stock to Seller pursuant to the Company Budget as set forth in Section 4.1(e)), Section 2.3 (Authority Relative to Agreement), Section 2.19 (Vote Required), Section 3.2 (Authority Relative to Agreement), the last sentence of Section 4.7 (Third Party Standstill Agreements) (but only insofar as it relates to agreements to which Seller or Seller Parent or both, but not the Company, are a party), subsection (a) of
        Section 5.4 (Employee Benefit Plans), Section 5.5 (Directors' and Officers' Indemnification Insurance), the first sentence of Section 5.6 (Additional Matters), Section 5.8 (Brokers or Finders), Section 5.12 (Post Closing Payments), Section 5.14(b) (Intercompany Items), Section 7.3, Section 7.4, Article VIII (Indemnification) (including the agreements and acknowledgements contained in Section 8.4 as expressly modified by Amendment No.1 and the releases described in Section 8.6) and Article IX shall survive indefinitely and terminate (if at all) only as therein expressly provided;

               (b) The representations, warranties and covenants contained in
        Section 2.12 (Taxes), Section 4.3 (Tax Matters), Section 5.9 (Conveyance Taxes) and Section 5.13 (Tax Returns) shall survive for a period equal to the applicable statute of limitation in respect of the Tax involved; and

               (c) The representations and warranties contained in Section
        2.15 (Environmental) shall survive until the third anniversary of the Closing Date.

        Provided, further, that nothing set forth in this Agreement, including the provisions of Section 8.4, shall be deemed to limit any claim or remedy of any party resulting from fraud on the part of the other party or parties.

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        2.6  Amendment of Section 8.2 (a). Subsection (a) of Section 8.2 of the
     Agreement is deleted in its entirety and replaced with the following:

               (a) Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Buyer or of any knowledge or information that the Buyer may have, the Seller Parent shall indemnify and agree to defend, save and hold the Buyer, the Company and each of their officers, directors, employees, agents and affiliates (other than the Seller Parent and the Seller) (collectively, the "Buyer Indemnified Parties") harmless if any such Buyer Indemnified Party shall suffer any damage, judgment, fine, penalty, demand, settlement, liability, loss, cost, Tax, expense (including, without limitation, reasonable attorneys', consultants' and experts' fees), claim or cause of action (each, a "Loss") arising out of, relating to or resulting from:

                 (i) subject to Section 8.2(c)(iii), any breach or inaccuracy (determined without regard to any qualifier as to "materiality," "material adverse effect" or any derivative of such terms) in any representation by the Seller Parent or the Seller which survives the Closing pursuant to Section 8.1 of this Agreement or in any certificates delivered by the Seller or the Seller Parent pursuant to this Agreement at the Closing solely to the extent relating to any such representation;

                 (ii) subject to Section 8.2(c)(iii), any failure by the Seller Parent or the Seller to perform or observe any of their respective covenants which survive the Closing pursuant to Section 8.1 of the Agreement;

                (iii) any liability in respect of Environmental Claims relating to any business (whether as a transfer of assets or capital stock) transferred (whether by way of sale, merger, reorganization or consolidation, distribution or otherwise) or discontinued by the Company or any of its present or former Subsidiaries after December 6, 1998 to any Person, but only to the extent such liability is not reflected in the Company's consolidated balance sheet in the FY 2005 Statements, including, without limitation, all environmental obligations related to the Centralia coal mine and generation facility;

                (iv) any liability under the Employee Benefit Transfer Agreement to be executed by the Company at the Closing or otherwise in respect of a Transferred Individual under any Employee Benefit Plan;

                (v) any liability resulting by reason of the several liability of the Company or any of its Subsidiaries pursuant to Treasury Regulations s. 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Company or any of its Subsidiaries having

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        been a member of any consolidated, combined or unitary group on or prior to the Closing Date, but only to the extent such liability is not reflected in the Company's consolidated balance sheet in the FY 2005 Statements;

                 (vi) any liability for Taxes resulting by reason of the Company or any of its Subsidiaries ceasing to be a member of any consolidated, combined or unitary group that includes the Seller, but only to the extent such liability is not reflected in the Company's consolidated balance sheet in the FY 2005 Statements; and

                (vii) any liability relating to the Company Employee Retention / Incentive Program (Apollo Transaction).

        2.7 Amendment of Section 8.2(b). Section 8.2(b) of the Agreement is amended to insert "(or, in the case of Section 8.2(b)(iii), if Buyer so elects, cause the Company fully to assume the obligation to do the same, whereupon Buyer shall have no further obligations in respect of Section 8.2(b)(iii))," immediately after the word "harmless" where it appears in
     Section 8.2(b), to insert "; and" after the end of subsection (ii), and to add a new subsection (iii) as follows:"

                (iii) any liability in respect of the matter pending before the Public Service Commission of Utah in Docket No. 05-035-98, and any claims resulting from or related directly or indirectly to such matter or the underlying claims in such matter.

        2.8 Amendment of Section 8.2(c). Section 8.2(c)(ii) is amended (1) by adding the words "or Section 8.2(a)(iii)" immediately after the words "under Section 8.2(a)(i)" where they appear in the first line of subclause
     (x) thereof, (2) by deleting the words "Section 4.1(a)(viii) or of" and "(other than Section 2.6(a)(ii) (as to Section 4.1(h) and (i)), Section 4.1(h) and (i) and Section 4.5)" where they appear in subclause (y) thereof and (3) by deleting the words "Section 4.1(a)(viii), Section 5.3 or" and "(other than Section 4.1(h) and Section 4.5)" where they appear in the proviso to Section 8.2(c)(ii).

        2.9 Amendment of Section 8.4. Section 8.4 of the Agreement is deleted in its entirety and replaced with the following:

               SECTION 8.4. Remedy; Acknowledgement. Absent fraud, and except for seeking equitable relief in respect of such breaches of covenants that survive and are intended to be performed after the Closing, from and after the Closing (x) the sole remedy of a party in connection with (i) a breach or inaccuracy of the representations or warranties in this Agreement or any certificates or other documents delivered pursuant to this Agreement at Closing, or (ii) any failure by a party to perform or observe any term, provision, covenant, or agreement on the part of such party to be performed or observed under this

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        Agreement, shall, in each case, be as set forth in this Article VIII, and (y) except for the indemnification expressly provided for in this
        Article VIII, (A) no party hereto shall have any liability to any other party hereto, and (B) effective upon the Closing, each party hereto, on its own behalf and on behalf of its past current and future affiliates, shareholders, successors and assigns, shall be deemed to have discharged and released each other party hereto from any liability, whether at law or equity, resulting from the breach of any representation, warranty or covenant contained in this Agreement (or contained in any certificate or other document delivered at the Closing pursuant to this Agreement) that does not survive the Closing (including, without limitation, any and all breaches of such representations, warranties, covenants or agreements contained in this Agreement which may have been alleged by the Buyer prior to the date of Amendment No.1).

     3. Certain Matters. For the avoidance of doubt, the Buyer acknowledges and agrees that, notwithstanding anything herein or in the Agreement to the contrary, the Buyer shall have no right to indemnification from the Seller or the Seller Parent under Article VIII of the Agreement or otherwise in respect of any Loss arising directly or indirectly from the passage of S.B. 408 and implementation of S.B. 408 in Oregon, the disallowance or reduction of a portion of the Company's request for an increase in rates in Docket UE170 in Oregon, the matter pending before the Public Service Commission of Utah in Docket No. 05-035-98, the pending Internal Revenue Service audit of the tax exempt status of pollution control revenue bonds issued by Lincoln County, Wyoming, the pending matter relating to the Multnomah County Business Income Tax, or any matter related to or arising from any of the foregoing, regardless of the location in which such similar or arising matter may be asserted and regardless of the timing, before or after the Closing, at which such matter has been or is threatened or asserted.

     4. General.

        4.1 Counterparts. This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, and delivered by facsimile, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     4.2 References to Agreement. All references in any document or agreement to the Agreement (other than reference to the Agreement contained in this Amendment No. 1) shall refer to the Agreement, as amended hereby.

     4.3 Effect of Amendment No. 1. Except as expressly amended by the terms of this Amendment No. 1, the Agreement remains in full force and effect without amendment.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment
No. 1 as of the date first written above.



                                       SCOTTISH POWER PLC



                                       By: /s/ Susan Reilly
                                          --------------------------------------
                                       Name:  Susan Reilly
                                       Title: Authorized Officer




                                       PACIFICORP HOLDINGS, INC.



                                       By: /s/ Susan Reilly
                                          --------------------------------------
                                       Name:  Susan Reilly
                                       Title: Executive Vice President




                                       MIDAMERICAN ENERGY HOLDINGS COMPANY



                                       By: /s/ Douglas L. Anderson
                                          --------------------------------------
                                       Name:  Douglas L. Anderson
                                       Title: Senior Vice President